Exhibit 10.50

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NUMBER FIVE

to the

SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of July 5, 2019,

between

CALIBER HOME LOANS, INC., as Seller

and

CITIBANK, N.A., as Buyer

This AMENDMENT NUMBER FIVE (this “Amendment Number Five”) is made this 6th day of April, 2020 between CALIBER HOME LOANS, INC. (the “Seller”) and CITIBANK, N.A. (“Buyer”), to the Second Amended and Restated Master Repurchase Agreement, dated as of July 5, 2019, between the Seller and Buyer, as such agreement may be further amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that except as otherwise consented or waived by Buyer in writing, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of April 6, 2020 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a) Section 2 of the Agreement is hereby amended by deleting the definitions of “Capital Lease Obligations”, “Indebtedness” and “Termination Date” in their entirety and replacing them with the following (bold and stricken language evidence changes):

“Finance ~~Capital~~ Lease Obligations” shall mean, for any Person, all obligations, in the amount of $[***] or more, of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a finance ~~capital~~ lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) deferred purchase price that is contingent upon performance and (ii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days after the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective

Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Finance ~~Capital~~ Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any indebtedness arising hereunder; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

“Termination Date” shall mean June 30, 2020 ~~April 6, 2020~~, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b) Section 4 of the Agreement is hereby amended by adding the following paragraph at the end of Section 4(c):

In connection with the extension of the Termination Date from April 6, 2020 until June 30, 2020, Seller agrees to pay to Buyer a commitment fee equal to (a) the Commitment Fee Percentage, multiplied by (b) the Committed Amount (the “April 2020 Renewal Commitment Fee”), such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in three (3) equal monthly payments which shall each be equal to the Commitment Fee Monthly Installment Amount. The first installment of the April 2020 Renewal Commitment Fee shall be payable on or prior to April 6, 2020, and each succeeding monthly installment shall be payable on the 15th day of each calendar month (or the next succeeding Business Day if such day is not a Business Day) commencing in May 2020. Buyer may, in its sole discretion, net any installment of the April 2020 Renewal Commitment Fee then due and payable from the proceeds of any Purchase Price paid to Seller. In the event that the Termination Date is accelerated to a date that is prior to the payment in full of all installments of the April 2020 Renewal Commitment Fee, the amount of any April 2020 Renewal Commitment Fee that remains unpaid shall be payable on the Termination Date. Each installment of the April 2020 Renewal Commitment Fee is and shall be deemed to be fully earned as of the date hereof and non-refundable when paid. The term “Commitment Fee” as used in any Program Document or any amendment thereto shall include the original Commitment Fee, April 2020 Renewal Commitment Fee and any other commitment fees payable in connection with any extension of the Termination Date under the Agreement or increase in the Committed Amount under the Agreement or as otherwise agreed between Buyer and Seller in connection with the Agreement and the other Program Documents, and any amendments thereto.

(c) Section 7 of the Agreement is hereby amended by deleting Section 7 in its entirety and replacing it with the following (bold and stricken language evidence changes):

7.	INCOME PAYMENTS

Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Loan subject to that Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Event of Default has occurred and is continuing, Buyer agrees that Seller shall be entitled to receive an amount equal to all Income received in respect of the Purchased Loans, whether by Buyer, Custodian or any servicer or any other Person, which is not otherwise received by Seller, to the full extent it would be so entitled if the Purchased Loans had not been sold to Buyer; provided that any Income received by Seller or Servicer while the related Transaction is outstanding shall be and shall be deemed to be held by Seller or Servicer solely in trust for Buyer pending the repurchase on the related Repurchase Date. Upon the occurrence and during the continuation of an Event of Default, (i) Seller shall deposit into the Collection Account, within two (2) Business Days of receipt, all Income received with respect to each Purchased Loan, and (ii) Seller shall cause all Income received with respect to the Purchased Assets by any Servicer to be remitted directly to the Collection Account. In no event shall Seller deposit any of its own funds into the Collection Account or otherwise commingle its own funds with funds belonging to Buyer as owner of any Purchased Loans. At all times following the occurrence of an Event of Default, Seller shall remit to Buyer all Income and any funds in the Collection Account as instructed by Buyer in writing. Such remittances shall be by wire transfer in accordance with wire transfer instructions provided by Buyer.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Five (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Buyer that as of the date hereof, the Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Five may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Five need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Five to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CALIBER HOME LOANS, INC.,
(Seller)
By:	/s/ William Dellal
Name:
Title:

CITIBANK, N.A.
(Buyer and Agent, as applicable)
By:	/s/ Arunthathi Theivakumaran
Name:	Arunthathi Theivakumaran
Title:	Vice President

Amendment Number Five to Second A&R MRA